    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2007

                                                 REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BULLION RIVER GOLD CORP.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               NEVADA                                    98-0377992
------------------------------------      --------------------------------------
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

  3500 LAKESIDE COURT, SUITE 200
           RENO, NEVADA                                   89509
------------------------------------      --------------------------------------
  (Address of principal executive                       (Zip Code)
            offices)

                           2007 EQUITY INCENTIVE PLAN
            ---------------------------------------------------------
                            (Full title of the plan)

                       Peter Kuhn, Chief Executive Officer
                         3500 Lakeside Court, Suite 200
                               Reno, Nevada 89509
                                 (361) 289-1145

                                   copies to:

                               Jennifer Post, Esq.
                             Richardson & Patel LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
            ---------------------------------------------------------
              (Name and address and telephone of agent for service)

                                              CALCULATION OF REGISTRATION FEE
----------------------------- ------------------ ------------------------ ------------------------ ----------------------
                                                     PROPOSED MAXIMUM            PROPOSED
 TITLE OF SECURITIES TO BE       AMOUNT TO BE         OFFERING PRICE         MAXIMUM AGGREGATE           AMOUNT OF
         REGISTERED               REGISTERED          PER SHARE (1)          OFFERING PRICE (1)       REGISTRATION FEE
----------------------------- ------------------ ------------------------ ------------------------ ----------------------
        Common Stock               5,000,000               $0.20                $1,000,000                 $30.70
----------------------------- ------------------ ------------------------ ------------------------ ----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the price per share and aggregate offering price are based upon the average closing bid and ask prices of the Common Stock of the Registrant as listed on the OTC Bulletin Board on December 13, 2007.

(2) Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Annual Report for the period ended December 31, 2006, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10-KSB on April 5, 2007;

         (b) The Current Report on Form 8-K filed with the Commission on May 7, 2007;

         (c) The Quarterly Report for the period ended March 31, 2007, filed by Registrant with the Commission on Form 10-QSB on May 15, 2007;

         (d) The Current Report on Form 8-K filed with the Commission on July 10, 2007;

         (e) The Current Report on Form 8-K filed with the Commission on August 7, 2007;

         (f) The Quarterly Report for the period ended June 30, 2007, filed by Registrant with the Commission on Form 10-QSB on August 17, 2007;

         (g) The Current Report on Form 8-K filed with the Commission on August 17, 2007;

         (h) The Current Report on Form 8-K filed with the Commission on September 19, 2007;

         (i) The Quarterly Report for the period ended September 30, 2007, filed by Registrant with the Commission on Form 10-QSB on November 28, 2007;

         (j) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form SB-2/A, No. 333-136129, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on November 28, 2006; and

         (k) In addition, all documents subsequently filed by the= Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Richardson & Patel, LLP, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

         We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1      2007 Equity Incentive Plan
         5.1      Opinion and Consent from Richardson & Patel LLP
         23.1     Consent of HJ & Associates, LLC
         23.2     Consent of Richardson & Patel LLP (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) To remove from registration any of the securities that remain unsold at the end of the offering by means of a post-effective amendment; and

         (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424);
b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

         (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, Nevada, on December 12, 2007.

                                       BULLION RIVER GOLD CORP.


                                       By: /s/ Peter Kuhn
                                           -------------------------------------
                                           Peter Kuhn
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Date:  December 12, 2007                   /s/ Peter Kuhn
                                           -------------------------------------
                                           Peter Kuhn
                                           Chief Executive Officer and Director

Date:  December 12, 2007               By: /s/ Lester Knight
                                           -------------------------------------
                                           Lester Knight, Director

Date:  December 12, 2007               By: /s/ Susan Jeffs
                                           -------------------------------------
                                           Susan Jeffs, Director